SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                        AMERON INTERNATIONAL CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

[LOGO]

                        AMERON INTERNATIONAL CORPORATION
    CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE., PASADENA, CALIFORNIA 91101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To The Stockholders:

The Annual Meeting of Stockholders of Ameron International Corporation, a Delaware corporation (the "Company") will be held at The Pasadena Hilton Hotel, 150 South Los Robles Ave., Pasadena, California, on Wednesday, March 24, 2004 at 9:00 a.m. for the following purposes:

     1. To elect three directors to hold office for a term of three years, or until their successors are elected and qualified.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for fiscal year 2004.

     3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock.

     4.  To approve the Ameron International Corporation 2004 Stock Incentive
         Plan.

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed February 10, 2004 as the record date for the determination of stockholders entitled to vote at this meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT

Holders of a majority of the outstanding voting shares of the Company must be present either in person or by proxy in order for the meeting to be held. Whether or not you expect to attend the Annual Meeting, your proxy vote is important.

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying.

If you are a stockholder of record and plan to attend the meeting, please check your proxy card in the space provided. If your shares are not registered in your name, please advise the stockholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

                                         Javier Solis,
                                         Secretary

February 18, 2004

                        AMERON INTERNATIONAL CORPORATION
                  CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE.
                           PASADENA, CALIFORNIA 91101

                            ------------------------

                                 PROXY STATEMENT
                                FEBRUARY 18, 2004

                            ------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Ameron International Corporation ("Ameron" or the "Company") of proxies for use at the Annual Meeting of Stockholders of Ameron to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. This proxy statement and the proxy card included herewith were first sent to stockholders on or about February 18, 2004.

     Please sign, date and return the enclosed proxy card to ensure that your shares are voted. The proxy may be revoked at any time prior to exercise thereof but if not revoked will be voted. A proxy can be revoked by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Each proxy will be voted as instructed, and if no instruction is given will be voted FOR the election of the three nominees for director named below, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company, FOR the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock and FOR the approval of the Ameron International Corporation 2004 Stock Incentive Plan. The named proxies may vote in their discretion upon such other matters as may properly come before the meeting.

     The record date for the determination of stockholders entitled to vote at the Annual Meeting is February 10, 2004. On such date, there were issued, outstanding and entitled to vote at the Annual Meeting, 8,214,563 shares of Common Stock of the Company (the "Common Stock"). Every stockholder is entitled to one vote for each share of Common Stock registered in his or her name at the close of business on the record date, except that stockholders may cumulate their votes in the election of directors. See "Election of Directors." Common Stock is the only class of voting stock outstanding.

     Assuming a quorum is present in person or by proxy at the meeting, with respect to the election of directors, the three nominees receiving the greatest number of votes cast will be elected directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for fiscal year 2004, for the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock and for the approval of the Ameron International Corporation 2004 Stock Incentive Plan.

     For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker nonvotes"), those shares will not be included in the vote totals and therefore will have no effect on the vote.

                              ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)

     As of the date of this Proxy Statement, the Bylaws of the Company provide that the Board of Directors of Ameron be composed of nine directors, divided into three classes. Directors are elected for three-year terms, and one class is elected at each Annual Meeting.

     Three directors are to be elected at the 2004 Annual Meeting. J. Michael Hagan and Terry L. Haines were elected to their present terms of office as Class II directors at the Company's 2001 Annual Meeting of Stockholders. Dennis C. Poulsen joined Ameron in 2002 as a Class II director. Class II directors will hold office until the Annual Meeting of Stockholders in the year 2007 or until their respective successors have been elected and qualified. All of the nominees have consented to being named herein and to serve if elected. In the event that any of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board of Directors, or the Board, at its option, may reduce the number of directors that constitute the entire Board.

     Stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by the stockholder, or to distribute such votes to one or more nominees, as the stockholder determines. Unless you indicate otherwise on the proxy card, if you vote "FOR" all nominees, the proxies will allocate your votes equally among the nominees listed above; if you withhold authority to vote for any nominee or nominees, the proxies will allocate your votes equally among the nominees listed above except those for whom you withhold authority to vote.

     The following information, which has been provided to the Company by the directors, shows for each of the nominees for director and for each director whose term continues, the principal occupation and business experience during the past five years and other affiliations.

                           2004 NOMINEES FOR DIRECTOR

     J. Michael Hagan. Retired Chairman, President and Chief Executive Officer of Furon Company, a manufacturer of polymer components. Director of Remedytemp, Inc., a temporary staffing and employment company; PIMCO Funds, an investment management services company and Fleetwood Enterprises, a manufacturer of recreational vehicles and producer of manufactured housing. Age 64. He has been a director of the Company since 1994.

     Terry L. Haines. President, Chief Executive Officer and director of A. Schulman, Inc., a leading multinational manufacturer of high-performance plastics, compounds and resins. Director of First Merit Bank Corp. Age 57. He has been a director of the Company since 1997.

     Dennis C. Poulsen. Chairman of Rose Hills Company, one of the largest memorial parks service companies in the U.S., since 1999. Also served as Chief Executive Officer of Rose Hills from February 2002 to June 2003. Age 61. He has been a director of the Company since 2002.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THESE NOMINEES, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

          CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING
                                     IN 2005

     James S. Marlen. Chairman of the Board of the Company since 1995, President and Chief Executive Officer since 1993. Formerly Vice President and Officer of GenCorp Inc. and President, GenCorp Polymer Products, the consumer and industrial product sectors of GenCorp. Mr. Marlen is a director of A. Schulman, Inc. (NASDAQ), a leading multinational manufacturer of high-performance plastics, compounds and resins, and Parsons Corporation, a privately-held, worldwide engineering and construction firm. Mr. Marlen was named a Distinguished Engineering Fellow of the University of Alabama, and, in 1998, he was inducted into the State of Alabama Engineering Hall of Fame. Mr. Marlen is also a director of various civic and trade organizations. Age 62. He has been a director of the Company since 1993.

     David Davenport. Research Fellow, Hoover Institution, Stanford University, dedicated to research in domestic policy and international affairs, since August 2001 and Distinguished Professor of Public Policy and Law - Pepperdine University since 2003. Chief Executive Officer of Starwire, a computer software company from May 2000 to June 2001 and President, Pepperdine University from April 1985 to May 2000. Director of Salem Communications, a provider of radio programming, and Forest Lawn Memorial Parks Association, a memorial park services company. Age 53. He has been a director of the Company since 2002.

     Thomas L. Lee. Retired Chairman and Chief Executive Officer of the Newhall Land and Farming Co., a real estate developer. Director of Blue Shield of California, a life and health insurance company. Age 61. He has been a director of the Company since 2002.

          CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING
                                     IN 2006

     Peter K. Barker. Retired Advisory Director and former partner with Goldman Sachs & Co., a global investment banking, securities and investment management firm. Director of Stone Energy, Inc., an independent oil and gas company, and Avery Dennison Corporation, a leader in pressure sensitive technology and self-adhesives. Age 55. He has been a director of the Company since 1999.

     John F. King. President & Chief Executive Officer since 1996 of Weingart Center Association, a social services rehabilitation center. Formerly Chairman of the Board and Chief Executive Officer, World Trade Bank. Director of Kilroy Realty Finance, Inc., a commercial real estate developer. Age 70. He has been a director of the Company since 1986.

     John E. Peppercorn. Retired Vice President of Chevron Corporation and President of Chevron Chemical Co. LLC, a subsidiary of Chevron Corporation, manufacturer of industrial chemicals. Age 66. He has been a director of the Company since 1999.

                          THE BOARD AND ITS COMMITTEES

     The Board has standing committees, with duties, current membership and number of meetings for each as shown below.


Audit Committee                                    Six meetings held during 2003
  Members:
    John F. King, Chairman
    J. Michael Hagan
    Terry L. Haines
    Thomas L. Lee

     The Audit Committee advises the Board of Directors on internal and external audit matters affecting the Company including recommendations as to the appointment of the independent public accountant of the company. The Audit Committee is governed by a charter which has been adopted by the Board of Directors and which appears as Exhibit "A" to this proxy statement. The charter can also be found on Ameron's website located at www.ameron.com. A more detailed description of the Audit Committee can be found in the Audit Committee Charter. As required by the Audit Committee Charter, all members of the Audit Committee meet the criteria for "independence" within the meaning of the Corporate Governance Guidelines and are "financially literate" as required by the listing standards of the New York Stock Exchange. The Board of Directors has not determined that any of the members of the Audit Committee is an "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K.

Compensation & Stock Option Committee       Two meetings held during fiscal 2003
  Members:
    John E. Peppercorn, Chairman
    Peter K. Barker
    David Davenport

     The Compensation & Stock Option Committee approves the salaries and bonuses of Ameron's executive officers as well as grants under Ameron's 2001 Stock Incentive Plan. The Compensation & Stock Option Committee is governed by a charter which has been adopted by the Board of Directors and which appears as Exhibit "B" to this proxy statement. This charter can also be found on Ameron's website located at www.ameron.com. A more detailed description of the functions of the Compensation & Stock Option Committee can be found in the Compensation & Stock Option Committee charter. All members of the Compensation & Stock Option Committee are "independent" as required by the Compensation & Stock Option Committee Charter.

Executive Committee                          No meetings held during fiscal 2003
  Members:
    James S. Marlen, Chairman
    Peter K. Barker
    J. Michael Hagan
    John E. Peppercorn

     Functions of the Executive Committee, all of whose actions are subject to approval by the Board, are: Exercise, between meetings of the Board and while the Board is not in session, those duties of the Board of Directors in the management of the business of the Company which may have been lawfully delegated to it by the Board.

Finance Committee                            One meeting held during fiscal 2003
  Members:
    J. Michael Hagan, Chairman
    Peter K. Barker
    Dennis C. Poulsen

     Functions of the Finance Committee, all of whose actions are subject to approval by the Board, are: Review financing policies and programs and consider their effect on the financial position of the Company; review policies, plans and performance of pension fund investments.

Nominating & Corporate Governance Committee  One meeting held during fiscal 2003
  Members:
    Terry L. Haines, Chairman
    John F. King
    John E. Peppercorn
    Dennis C. Poulsen

     The Nominating & Corporate Governance Committee is governed by a charter which has been adopted by the Board of Directors and which appears as Exhibit "C" to this proxy statement. This charter can also be found on Ameron's website located at www.ameron.com. A more detailed description of the functions of the Nominating & Corporate Governance Committee can be found in the Nominating & Corporate Governance charter. The Nominating & Corporate Governance Committee charter directs the members of that committee to identify, review and recommend qualified candidates to be elected or reelected to the Board and to be appointed to serve on various committees, review procedures and policies of the Board, and oversee the Board. All members of the Nominating & Corporate Governance Committee are "independent" as required by the Nominating & Corporate Governance Committee Charter.

     The Board of Directors met a total of six times in 2003, and all directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served for the period in which they served.

Non-management directors meet regularly in executive sessions without management. Non-management directors are all those directors who are not Company officers. No single director has yet been chosen to preside at the non-management executive sessions.

All directors attended last year's Annual Meeting. Although Ameron does not have a formal policy regarding attendance by directors at Annual Meetings, all directors are strongly encouraged to attend.

Director Nomination Process

     The Board of Directors is responsible for selecting nominees for election to the Board by the stockholders. Based upon its periodic evaluation of the Board's performance and composition and the terms of the Nominating & Corporate Governance Committee charter, the Nominating & Corporate Governance Committee determines the need and criteria for new directors. When a Board vacancy occurs, or the Board otherwise determines that an individual should be recruited for possible nomination to the Board, the Nominating & Corporate Governance Committee, in consultation with the Company's Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the Board as a whole. In general, the Company seeks as directors, individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which the Company does business, and diverse experience in the key business, financial and other challenges that face a substantial U.S. corporation. Stockholders may submit written recommendations for nominees directly to the Chairman of the Nominating & Corporate Governance Committee in care of the Secretary of the Company at the Company's headquarters' address. The Bylaws of the Company provide that only persons who are nominated in accordance with the procedures set forth in Section 3.15 of the Bylaws shall be eligible for election as Director at the annual meeting of the stockholders. Nominations of candidates for election to the Board of Directors of the Company at any annual meeting may be made only by or at the direction of the Board of Directors or by a stockholder entitled to vote at such annual meeting. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company of the stockholder's intention to make such nomination. To be timely, any such notice must be received at the principal office of the Company not less than sixty (60) and not more than one hundred twenty (120) days prior to the date of such annual meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders, press release or otherwise) of the date of such annual meeting is made less than sixty-five
(65) days prior to the date of such annual meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such first public disclosure was made. Such stockholder's notice with respect to a proposed nomination shall set forth (i) the name, age, business and residence address and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the stockholder giving the notice as the same appears in the Company's stock register; (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such stockholder; and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, to be disclosed in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.

Compensation of Directors and Retirement Policies

     Directors who are not officers or employees of the Company receive an annual retainer of $33,000 plus $2,200 for each Board meeting attended. Directors are available for consultation at any time by management and normally receive no additional compensation for such consultation. For meetings of committees of the Board of Directors, a fee of $1,500 per meeting is paid. The fee is paid to each director who attends and actively participates. In addition, Chairs of the Audit and the Compensation & Stock Option Committees receive an annual retainer of $5,000 and Chairs of the Finance and the Nominating & Corporate Governance Committees receive an annual retainer of $1,000. Currently, each year on the first business day following the date of the Annual Meeting of Stockholders, non-employee directors are granted an option to purchase 3,000 shares of Common Stock. These shares are exercisable in annual increments of 750 shares each, beginning on the first anniversary date of the grant and have an exercise price equal to the fair market value of the shares on the date of the grant. The Company is proposing that, under the terms of the proposed 2004 Stock Incentive Plan, which will be adopted if and when approved by stockholders (see proposal for Approval of Ameron International Corporation 2004 Stock Incentive Plan), any future awards of options to non-employee directors be made on a discretionary basis.

     The Board of Directors has a policy establishing the mandatory retirement date of each member of the Board as the date of the Annual Meeting of Stockholders of the Company next following the director's 72nd birthday.

Director Independence

     The Board of Directors of the Company has been determined to be comprised of a majority of directors who are considered "independent" within the meaning of the Company's Corporate Governance Guidelines, which provides that a majority of the members of the Board must meet the criteria for independence as required by the listing standards of the New York Stock Exchange. These Guidelines can be found on Ameron's website located at www.ameron.com.

     The determination that the Board is comprised of a majority of "independent" directors has been made based on written answers provided by each of the directors to a questionnaire regarding relationships and possible conflicts of interest between each of the directors and members of their family and the Company.

     In making that determination, the Board has applied the following standards, in addition to any relevant facts and circumstances:

o the director has no material relationship with the Company, either directly or through an organization that has a material relationship with the Company;

o the director is not, or in the past five years has not been, an employee of the Company or any of its subsidiaries;

o an immediate family member of the director is not, and in the past five years has not been, employed as an executive officer of the Company;

o neither the director nor a member of the director's immediate family is, or in the past three years has been, affiliated with or employed by the Company's present or former (within three years) internal or external auditor;

o neither the director nor a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee;

o neither the director nor a member of the director's immediate family, receives or has received more than $100,000 per year in direct compensation from the Company in the past three years, other than director and committee fees and pensions or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continous service); and

o the director is not, and during the past three years has not been, an executive officer or employee, and no member of the director's immediate family is or has been during the past three years an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

Code of Business Conduct & Ethics

     The Company has adopted a Code of Business Conduct & Ethics (the "Code"), which is designed to assist directors, officers and employees of the Company with ethical risk, provide guidance to help recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each director, officer and employee is required to comply with this Code, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. This

Code can be found on Ameron's website located at www.ameron.com and the Company will disclose amendments to or waivers from provisions of this Code by posting such information on its website. Copies of each of the Company's Audit Committee Charter, Compensation & Stock Option Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines and Code of Business Conduct & Ethics are available to stockholders upon written request to the Secretary of the Company at the Company's headquarter address.

                    PROPOSAL FOR RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 (PROXY ITEM 2)

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP, as independent public accountants to examine the Company's financial statements for its fiscal year ending November 30, 2004. This firm has no financial interest of any kind in the Company or its subsidiaries. The firm has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A member of the firm of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to answer questions and to make a statement if he or she desires to do so. Effective May 21, 2003, the Company dismissed Deloitte & Touche LLP as its independent accountants. The reports of Deloitte & Touche LLP on the Company's financial statements for fiscal years 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss Deloitte & Touche LLP was recommended by the Company's Audit Committee and approved by its Board of Directors. During fiscal years 2002 and 2001 and the subsequent interim period preceding Deloitte & Touche LLP's dismissal, there were no disagreements (as such term is defined in instruction 4 to Item 304 of Securities and Exchange Commission Regulation S-K) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2004, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

     If the appointment is not ratified by a majority of the shares of Common Stock represented at the meeting on this proposal, the adverse vote will be considered as a directive to the Board of Directors to select other independent public accountants for the following year. However, because of the difficulty and expense of making any substitution so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending November 30, 2004 will be permitted to stand unless the Board finds other good reason for making a change.

                            PROPOSAL FOR APPROVAL OF
             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                                 (PROXY ITEM 3)

     The Board of Directors has approved an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 12,000,000 to 24,000,000 shares and the number of shares of Preferred Stock which the Company is authorized to issue from 1,000,000 to 2,000,000 shares. The text of the proposed amendment is set forth as Exhibit "D" hereto.

     On May 27, 2003, the Company completed a two-for-one stock split in the form of a stock dividend. The proposed amendment maintains the same proportion of authorized but unissued shares as was available prior to the two-for-one stock split. As of February 10, 2004, 8,214,563 shares of the Company's 12,000,000 currently authorized shares of common stock were issued and outstanding. Of the remaining authorized shares 2,947,318 shares are unissued and not reserved for issuance. None of the preferred stock is issued and outstanding.

     The Board of Directors believes that the proposed amendment is in the best interests of the Company and the Company's stockholders because the Company currently has a limited number of authorized and unissued shares that are not reserved for issuance, and is advisable to provide the Company with additional flexibility to meet its future business needs. If the proposed amendment is adopted by the Company's stockholders, the Company will have additional shares available for possible stock splits in the future, to support the Company's future business prospects and to maintain the Company's stock-based compensation programs.

     Although the Company does not have any plan at this time for the issuance of the additional shares, the proposed amendment would enable the Company to take timely advantage of favorable opportunities and market conditions when they arise without the necessity of further stockholder action. The issuance of additional shares in the future could have a dilutive effect on the percentage ownership of existing stockholders. The proposed amendment could also have an anti-takeover effect as additional shares of common stock and preferred stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of the Company. However, the amendment is not being proposed for anti-takeover purposes or in response to any known effort to accumulate shares of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                            PROPOSAL FOR APPROVAL OF
                        AMERON INTERNATIONAL CORPORATION
                            2004 STOCK INCENTIVE PLAN
                                 (PROXY ITEM 4)

General

     At the 2004 Annual Meeting, the stockholders will be asked to approve the Ameron International Corporation 2004 Stock Incentive Plan (the "Plan").

     The description of the Plan contained below is qualified in its entirety by reference to the provisions of the Plan, which is attached as Exhibit "E" to this proxy statement.

Purpose

     The purpose of the Plan is to enable the Company to offer various incentive awards based on the equity of the Company to key employees, officers, and directors (including non-employee directors) of, and consultants and independent contractors providing services to, the Company and certain subsidiaries and/or affiliates. As of the date of this proxy statement, approximately 50 persons are eligible to participate in the Plan.

Effect on Predecessor Plan

     The Plan will serve as the successor to the Company's existing 2001 Stock Incentive Plan ("the Predecessor Plan"), and no further awards will be made under the Predecessor Plan as of the date on which the Company's stockholders approve the adoption of the Plan (the "Effective Date"). As of the Effective Date, all outstanding awards under the Predecessor Plan will be incorporated into the Plan and accordingly will be treated as outstanding awards under the Plan. However, each outstanding award so incorporated will continue to be governed by the express terms and conditions of the agreements evidencing such award, and to the extent that the provisions of the Plan conflict with the terms and conditions of any such agreement, the agreement shall govern. No provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated awards with respect to their acquisition of shares of the Company's common stock ("Common Stock") thereunder.

Administration

     The Plan will be administered by the Compensation & Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which is composed entirely of "independent directors" as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual. Members of the Committee will serve for such term as the Board may determine, and may be removed by the Board at any time.

     The Committee generally is authorized to construe and interpret the Plan, to select from among eligible individuals those who will participate in the Plan, and to specify the terms of awards under the Plan, subject to the terms and conditions of the Plan. The number of shares and the applicable terms, conditions, and restrictions may vary from award to award.

     The Company will pay all costs of administration of the Plan. Cash proceeds received from the issuance of awards under the Plan will be used for general corporate purposes.

Shares and Terms

     Stock subject to award under the Plan is the Company's authorized but unissued Common Stock and reacquired shares of Common Stock, including shares repurchased by the Company on the open market. Subject to adjustment on account of a change in the capital structure of the Company, as described below, the number of shares of Common Stock that may be issued pursuant to awards granted after the Effective Date is (i) 525,000, plus (ii) shares that were subject to outstanding awards under the Predecessor Plan to the extent that such awards expire, are terminated, are cancelled, or are forfeited for any reason without such shares being issued, plus (iii) shares that are delivered by an awardholder to the Company, or are withheld from shares otherwise issuable under the award, in payment of all or a portion of the exercise price or tax withholding obligation of an award under the Predecessor Plan. Notwithstanding the foregoing, if any portion of an outstanding award under the Predecessor Plan is paid in the form of cash, then the shares of Common Stock that otherwise would have been issued on account of such award or portion thereof will not be available for issuance under the Plan.

     To the extent that an outstanding award granted after the Effective Date expires, is terminated, is canceled, or is forfeited for any without having been paid out to a participant in full, any remaining shares allocable to the unpaid portion of such award will become available for subsequent grants under the Plan provided that no cash payment was made in substitution thereof. Any shares that are delivered to the Company by an awardholder, or are withheld from shares otherwise issuable under an award granted after the Effective Date, in payment of all or a portion of the exercise price or tax withholding obligation for such award will be available for subsequent awards. Any shares issued or awards settled by the Company as a result of the assumption or substitution of outstanding grants or grant commitments of an acquired company or other entity will not be counted against the maximum share limitation under the Plan.

     The market value of the Company's Common Stock as reported on the New York Stock Exchange as of the close of business on February 5, 2004 was $38.45 per share.

     The Plan provides that, during any consecutive three-calendar-year period, no individual may receive awards of non-qualified stock options, stock appreciation rights, or any combination thereof with respect to greater than 300,000 shares in the aggregate, and no individual may receive awards of restricted stock, restricted stock units, performance shares, or any combination thereof with respect to greater than 150,000 shares in the aggregate (subject to adjustment in all cases as described below). Cash payments made to a participant in settlement of an award under the Plan will be counted against the individual limits described in this paragraph.

     If any change is made to the Common Stock of the Company by reason of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other similar change affecting the outstanding Common Stock as a class, then appropriate adjustments will be made to the maximum number and/or class of securities issuable under the Plan as a whole and to the limitations on the number of shares that any one individual can receive pursuant to awards under the Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the awards.

     In addition, the Plan limits to $2,500,000 the aggregate amount of all awards qualifying as "performance-based compensation" within the meaning of
Section 162(m) of the Internal Revenue Code that may be paid to a participant in a single performance cycle over which such "performance-based compensation" is measured.

Stock Options

     The Committee may grant non-qualified stock options.

     The exercise price of an option, and the other terms and conditions relating to the exercise of an option, will be determined by the Committee. In no event, however, will the exercise price of an option be less than 100% of the Fair Market Value (as defined in the Plan) of the option shares on the date of the grant of the option. The duration of an option is limited to ten years. The exercise price will generally be payable in full in cash or, at the Committee's discretion, in previously owned shares or, under certain conditions, by the proceeds, delivered to the Company by a broker, of a same-day sale of the award shares. No option granted under the Plan shall be amended to reduce the exercise price thereof, or surrendered in exchange for a replacement option having a lower price.

     Non-qualified options granted under the Plan, at the Committee's discretion may provide that upon exercise of the option, the optionholder automatically will be granted a "reload" option covering the number of shares equal to (i) the number of shares delivered to the Company or withheld from shares otherwise issuable to the optionholder upon exercise in payment of the exercise price of the option or the applicable tax withholding obligation and/or (ii) the number of shares with a then-fair-market value equal to the amount of withholding obligations paid in cash by the holder.

Other Stock-Based Awards

     The Plan also provides for other types of awards that are based, in whole or in part, on the Company's equity or the value thereof. Such awards include, but are not limited to, stock appreciation rights, restricted stock, restricted stock units, and performance shares. The terms, conditions and restrictions to which other stock-based awards are subject (including, but not limited to, continued employment, performance standards, and/or forfeiture rights in favor of the Company) generally shall be determined by the Committee, and may vary from award to award.

     Notwithstanding the foregoing, the following rules shall apply to stock appreciation rights and restricted stock awarded under the Plan. In the case of a stock appreciation right, (i) award must be based on the Fair Market Value per share of Common Stock on the date of grant; and (ii) the term may not exceed ten years. In the case of restricted stock, the restrictions imposed on restricted stock shall lapse in their entirety no sooner than three years from the date of grant, provided, however, that the Committee shall have the authority to determine (i) whether such restrictions shall lapse incrementally over such three-year period or longer period, if determined by the Committee; and (ii) whether the lapse of such restrictions shall be accelerated in the case of retirement, disability, or death of the awardholder, or in the case of a change in control.

Payment of Awards; Consideration

     The Committee may provide awardholders with an election, or require awardholders, to receive a percentage of the total value of awards made under the Plan in cash, subject to such terms, conditions, and restrictions as the Committee may specify. The Committee also will determine whether any consideration is to be paid by participants with regard to awards.

Awards to Non-Employee Directors

     The Predecessor Plan provided for an automatic grant of 3,000 options to purchase Common Stock on an annual basis to each non-employee director of the Company. This provision was not incorporated into the Plan. Awards to directors under the Plan are discretionary and are subject to the general terms and conditions set forth in the Plan.

Performance Goals

     Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for "performance-based compensation" that only is paid subject to the attainment of performance goals relating to one or more business criteria. The Plan is structured so that awards made to such officers of the Company may be eligible to satisfy the requirements of Section 162(m). The relevant business criteria are set forth in the Plan document and may be applied to the Company or certain subsidiaries or affiliates, as a whole or to any unit thereof, or to a specified group of peer companies as determined by the Committee.

Assignment

     The Plan permits the Committee to determine the assignment of awards to third parties or to members of the recipient's family or a trust, foundation, or other entity in which one or more family members has more than 50% of the beneficial interest. Otherwise, awards under the Plan may not be assigned or transferred during the lifetime of the awardholder.

Corporate Transactions

     Under the Plan, the Committee may determine and set forth in any award the effect, if any, that any sale of stock or assets, merger, combination, spin-off, reorganization or liquidation of the Company will have upon the term, exercisability or vesting of such award, provided that any award that is continued, assumed, or replaced with a comparable award in connection with any transaction will be appropriately adjusted.

Term of Plan

     No award may be made under the Plan after ten years from the Effective
Date.

Amendment or Termination

     The Plan provides that the Board may amend, suspend, or discontinue the Plan at any time, provided that, without stockholder approval, the Board may not make any change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards, or by the requirements of Section 162(m) of the Code. To the extent not inconsistent with the Plan, the Committee may modify or waive the terms of any outstanding award, provided that (i) no modification or waiver may adversely affect a holder's rights without the holder's consent and (ii) subject to the provisions of the Plan regarding adjustments due to a change in corporate or capital structure, the Committee will have no authority to reprice outstanding options or other awards, whether through amendment, cancellation, or replacement grants.

New Plan Benefits

     Generally, future awards under the Plan are discretionary so that it is impossible to determine who will receive awards, and in what amounts, in the event the Plan is approved.

Federal Income Tax Consequences

     The following is only a summary of the Federal income tax consequences to the participant and the Company with respect to the awards under the Plan. The summary does not discuss the tax treatment of awards that may have been granted under the Predecessor Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of a participant's death or any consequence under state, local, or foreign tax laws.

     Non-Qualified Options

     A participant usually does not realize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the holder will realize ordinary income equal to the difference between the fair-market value of the Common Stock being purchased and the exercise price. The Company generally will be entitled to take a federal income tax deduction in the amount of ordinary income recognized by the optionholder at the time the option is exercised.

     If a holder exercises a non-qualified stock option and subsequently sells the option shares, any appreciation will be taxed as capital gain in an amount equal to the excess of the sales proceeds for the option shares over the holder's basis in the option shares. The holder's basis in the option shares generally will be the amount paid for the shares plus the amount included in the holder's ordinary income upon exercise.

     Other Awards

     The tax treatment of other types of awards will vary depending on the nature of the award, including being based on such factors as whether property (such as shares) or a mere right to receive payment (such as units) is transferred pursuant to such award, and whether or not the award is restricted.

     Tax Withholding

     The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.

Accounting Treatment

     The following is a summary of certain accounting consequences of awards under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). This standard defines a fair-value-based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations ("Opinion 25"). Under the fair-value-based method, compensation cost is measured at the grant date based on the estimated fair value of the award and is recognized over the service period, which is usually the vesting period. The Company has elected to continue accounting for compensation cost arising from its stock-based compensation plans under Opinion 25, with disclosure of required fair-value information. Under Opinion 25, compensation cost is recognized based on the difference, if any, between the market price of the stock at the date of grant and the amount an employee must pay to acquire the stock. Therefore, an option granted with an exercise price less than the fair-market value of the option shares on the date of grant will give rise to compensation expense equal to the difference between the fair-market value of the shares on the date of grant and the exercise price. The expense will be accrued as the optionee vests in the option or the shares purchasable under the option. Option grants at 100% of fair-market value will not result in any charge to the Company's earnings.

     A grant of restricted stock or any award that provides for the transfer of Common Stock to the awardholder, will generally result in compensation expense equal to the market value of the underlying shares of Common Stock on the date of grant (less any consideration paid therefor). This expense will generally be accrued over the term of the vesting of such awards.

     Generally, the fair-market value on the date of grant (less any consideration paid therefor) of an award that provides for the payment of cash by the Company to the awardholder or is performance-based, will be accrued as an expense and, at the end of each fiscal quarter thereafter, the amount (if any) by which the fair-market value of the unit has increased or decreased from the amount previously accrued will be recorded as an adjustment to compensation expense. In the case of certain vesting or performance criteria, the expense may be amortized over the performance cycle or be delayed until the performance criteria are attained or are likely to be attained.

     The number of outstanding options, restricted stock and share rights will be a factor in determining earnings per share on a diluted basis.

     SFAS No. 123 requires the Company to disclose, in footnotes to the Company's financial statements, the impact that options and other awards granted under the Plan would have had on the Company's reported earnings were the fair-value approach used to record compensation expense.

Vote Required for Approval of the Plan

     The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is necessary to approve the Plan. The Board believes that the Plan is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMERON INTERNATIONAL CORPORATION 2004 STOCK INCENTIVE PLAN, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

     The Company has been informed that as of the dates indicated, the following persons were beneficial owners of more than five percent of the Company's Common Stock.

NAME AND ADDRESS                                                   SHARES OF STOCK
OF BENEFICIAL OWNER                                            BENEFICIALLY OWNED/AS OF        PERCENT
-------------------                                         ------------------------------     --------
Putnam Investments, LLC ................................      (1) (Information not
  Putnam Investment Management LLC                            yet available)
  Putnam Advisory Company LLC
  One Post Office Square
  Boston, MA 02109

T. Rowe Price Associates, Inc...........................      783,100(2)/December 31, 2003       9.53
  100 E. Pratt Street
  Baltimore, MD 2120

Taro Iketani ...........................................      612,792/January 5, 2004            7.46
  Funakawara 18, Ichigaya
  Shinjuku-ku
  Tokyo, Japan

-----------------
     The information that is footnoted in the table above and set forth in the notes below is based upon information received from each respective stockholder.

(1) Putnam Investments, LLC stated that, in its capacity as investment advisor it has shared voting power with respect to 102,610 shares and shared dispositive power with all such shares.

(2) In its Schedule 13G and correspondence received January 6, 2004, T. Rowe Price Associates, Inc. stated that these securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. which owns 503,800 shares, representing 6.13% of the shares outstanding, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Security Ownership of Management

    As of February 10, 2004, the shares of Common Stock held by all directors, nominees for director and executive officers named in the Summary Compensation Table individually and by directors and officers as a group were:

                                                                   Vested Shares    Rights to
                                                 Shares of Stock      Held in        Acquire
                                                  Beneficially      Trust under     Beneficial
Name                                                Owned(1)#       401(k) Plan#   Ownership(2)#  Percent(3)
----                                             ---------------   -------------   -------------  ----------
DIRECTORS AND NOMINEES:
  Peter K. Barker..............................       2,000                --          12,000           *
  David Davenport..............................          --                --             750           *
  J. Michael Hagan.............................       5,260(4)             --          22,000           *
  Terry L. Haines..............................       4,130                --          18,000           *
  John F. King.................................         600                --          22,000           *
  Thomas L. Lee................................       1,000                --             750           *
  John E. Peppercorn...........................          --                --          12,000           *
  Dennis C. Poulsen............................          --                --             750

NAMED EXECUTIVE OFFICERS:
  James S. Marlen..............................      46,227               187         436,351           *
  Javier Solis.................................      11,045                --          82,684           *
  Gary Wagner..................................      11,181(5)             --          79,684           *
  Thomas P. Giese..............................      11,045               472          57,400           *
  James R. McLaughlin..........................          --               267              --           *

DIRECTORS AND OFFICERS AS A GROUP (INCLUDING
  THOSE ABOVE).................................      93,488             1,011         744,869       1.15%(6)

--------------------
(1)  Direct ownership except as otherwise noted.

(2) Represents shares subject to options which could be exercised by April 10, 2004 by the named individuals or the Group.

(3) This represents Shares of stock beneficially owned and vested shares held under 401(k) Plan as a percent of total outstanding shares.

(4)  Held in Hagan Family Trust, a Living Trust.

(5)  200 of these shares are owned jointly with his wife.

(6) If the 744,869 shares subject to exercisable options held by directors and officers as a group were included in the total amount of shares outstanding, then the percentage of Common Stock owned by the group would be 9.37%

*    Percentage owned of less than 1% of total outstanding shares not shown.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities & Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended November 30, 2003, all Section 16(a) filing requirements were met except that a Form 4 was filed late to report an award of restricted shares from the Company to Thomas P. Giese, Vice President. This was an inadvertent omission and upon discovery of the oversight, a Form 4 was promptly filed.

Equity Compensation Plan Information

     The following table sets forth certain information as of November 30, 2003, regarding the Company's 1992 Incentive Stock Compensation Plan, 1994 Non-Employee Director Stock Option Plan, 2001 Stock Incentive Plan and options not covered by approved plans.

                                                                                              Number of Securities
                                                                                            Remaining Available for
                                     Number of Securities to      Weighted-Average          Future Issuance under
                                     be Issued Upon Exercise      Exercise price of          Equity Compensation
                                      of Outstanding Options,    Outstanding Options,     Plans (Excluding Securities
                                       Warrants and Rights#       Warrants and Rights$          Reflected in (a))#
                                     ------------------------     -------------------     ----------------------------
                                               (a)
Equity compensation plans
  approved by security holders ......         808,119                   22.21                        234,000

Equity compensation plans not
  approved by security holders ......          30,000(1)                20.28                            N/A

TOTAL                                         838,119                   22.15                        234,000

-------------------
(1) On January 24, 2001, the Board approved grants of options to purchase 6,000 shares of Company common stock to each Director. These options are exercisable in annual increments of 1,500 each, beginning on the first anniversary date of the grant, and have an exercise price equal to the fair market value of the shares on the date of the grant.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for each of the last three fiscal years ended November 30.

                           SUMMARY COMPENSATION TABLE

                                   Annual Compensation                  Long-Term Compensation
                              ---------------------------  ---------------------------------------------
                                                                   Awards                    Payouts
                                                            ---------------------    -------------------
                                                            Other       Number of                             All Other
                                                            Annual     Securities    Restricted     LTIP       Compen-
Name and                              Salary      Bonus     Compen-    Underlying      Stock       Payouts     sation
Principal Position            Year     $(1)        $(1)     sation $    Options#     Awards ($)     $(1)          $
------------------            ----    -------   ---------   --------   -----------   ----------   --------    ---------
James S. Marlen............   2003    727,745   1,350,000        --           --         --        413,946      31,407
  Chairman, President         2002    696,115     995,000     9,042           --    1,503,480(2)   572,441       6,253
  & Chief Executive Officer   2001    660,055     800,000        --       50,000         --        680,000      29,247

Javier Solis...............   2003    279,132     407,000        --           --         --         93,932      12,803
  Senior Vice President       2002    265,753     300,000     4,741           --      410,040(2)   129,882       3,286
  Administration,             2001    241,603     245,000        --       10,000         --        147,000      12,669
  Secretary and General
  Counsel

Gary Wagner................   2003    279,132     407,000        --           --         --         93,932      12,987
  Senior Vice President,      2002    265,753     300,000     2,190           --      410,040(2)   129,882       2,792
  Chief Financial Officer     2001    241,603     245,000        --       10,000         --        147,000       6,758

Thomas P. Giese............   2003    233,301     225,000        --           --         --        104,740      11,844
  Vice President;             2002    223,615     200,000     2,129           --      410,040(2)   144,313       4,352
  Group President,            2001    208,301     200,000        --           --         --        168,000       7,895
  Water Transmission
  Group

James R. McLaughlin.......    2003    179,981     100,000        --           --         --             --       3,839(4)
  Vice President,             2002    167,575      75,000        --           --         --             --       5,561(4)
  Treasurer & Controller      2001    147,452      65,000        --           --         --             --      57,119(5)

-----------------

(1) Amounts shown include cash and non-cash compensation earned for services performed and received by the Executive Officers as well as amounts earned but deferred at the election of those officers during the fiscal years indicated.

(2) The amounts shown in this column represent the dollar value of the Company's common stock on the date of grant of the restricted stock. On January 23, 2002 James S. Marlen received a grant of 44,000 shares of common stock and Javier Solis, Gary Wagner and Thomas P. Giese each received a grant of 12,000 shares of common stock. This restricted stock vests at 25% per year. Dividends are paid during the restricted period on restricted shares.

     As of November 30, 2003, the aggregate number of shares of restricted stock held by the officers and the dollar value of such shares was: James S. Marlen, 33,000 shares ($1,089,000); Javier Solis, Gary Wagner and Thomas P. Giese, 9,000 each ($297,000).

(3) Amounts shown represent (a) Contributions by the Company to the 401(K) Savings Plan for: James S. Marlen, $4,567; Javier Solis, $5,483; Gary Wagner; $5,667 and Thomas P. Giese, $4,524; (b) Dividends paid on unvested shares of restricted stock for: James S. Marlen, $26,840; Javier Solis, $7,320; Gary Wagner, $7,320 and Thomas P. Giese, $7,320 and,

(4) Amounts shown represent contributions by the Company to the 401(K) Savings Plan.

(5) Amount represents $4,179 in contributions by the Company to the 401(K) Savings Plan for Mr. James R. McLaughlin and $52,940 in debt forgiveness per Mr. McLaughlin's Employment Offer letter dated September 12, 1994 which stated that the housing loan in connection with his relocation from Ohio to California would be forgiven after seven years of employment.

Employment Agreement

     In January 2003, the Company entered into an Amended and Restated Employment Agreement with Mr. James S. Marlen for his continued employment as Chairman, President and Chief Executive Officer. The term of the agreement is automatically extended from day-to-day so that it always has a remaining term of three years and six months, or until Mr. Marlen attains age 67 1/2, if sooner. Under the terms of that agreement Mr. Marlen's annual base salary rate is subject to future merit increases based on annual reviews by the Board of Directors, with participation in the Company's Management Incentive Compensation Plan ("MICP"), Key Executive Long-Term Cash Incentive Plan ("LTIP"), and other executive compensation and benefit plans. If Mr. Marlen is terminated without cause, he would be entitled to a severance benefit equal to his then current base salary plus the highest bonus received during the three and one-half years preceding termination (but not less than 100% of his annual base salary determined as of the date of termination) times a factor of 3.5. Mr. Marlen has also been provided with additional pension benefits. Those additional benefits are described under "Pension Plans" on page 13 below. In addition, under the terms of the agreement, Mr. Marlen will be reimbursed for any excise taxes which might be imposed under Section 4999 of the Internal Revenue Code. In the event of his death or long-term disability while employed, or termination for reasons other than cause, all stock awards will become fully vested and he will become entitled to vested pension benefits plus three years of additional service credit. In the event of a change of control of the Company, all unvested stock grants and stock options granted to Mr. Marlen will automatically vest. In the event that he is terminated without cause, Mr. Marlen will also be entitled to continued health and medical benefits coverage at the same cost he would be paying at the time of termination.

Change of Control Agreements

     In September 1998, the Company entered into Agreements with Messrs. Javier Solis and Gary Wagner, Senior Vice President of Administration, Secretary and General Counsel and Senior Vice President, Chief Financial Officer, respectively. The terms of those agreements are automatically extended so that they always have a remaining term of two years. Under the terms of their agreements, their annual base salary rates are subject to future merit increases based on annual reviews by the Board of Directors. In the event of a change of control of the Company resulting in termination without cause within 12 months following such change of control, Messrs. Solis and Wagner would be entitled to a severance benefit equal to three times the sum of (a) the higher of the annual base salary at the time of termination without cause or their current base salary and (b) the average annual bonus earned for the two completed fiscal years immediately prior to such termination. They would also be entitled to a pro-rata portion of target incentive bonuses under the Company's annual and long-term management cash incentive plans. Such severance benefits are subject to reduction in order to comply with certain IRS regulations and limitations relating to change of control. In addition, all stock option awards would be become fully vested; and they would be entitled to continued health and medical benefits coverage at the same cost they would be paying at the time of termination.

     In June 2000, the Company entered into an Agreement with Mr. James R. McLaughlin, Vice President, Treasurer and Controller. The term of his agreement is automatically extended so that it always has a remaining term of two years. Under the terms of his agreement, his annual base salary rate is subject to future merit increases based on annual reviews by the Board of Directors. In the event of a change of control of the company resulting in termination without cause within 12 months following such change of control, Mr. McLaughlin would be entitled to a severance benefit equal to two times the sum of (a)the higher of the annual base salary at the time of termination without cause or his current base salary and (b) the average annual bonus earned for the two completed fiscal years immediately prior to such termination. He would also be entitled to a pro-rata portion of the target incentive bonus under the Company's annual and long- term management cash incentive plans. Such severance benefits are subject to reduction in order to comply with certain IRS regulations and limitations relating to change of control. In addition, all stock option awards would become fully vested and he would be entitled to continued health and medical benefits coverage at the same cost he would be paying at the time of termination.

                        OPTION GRANTS IN LAST FISCAL YEAR

No stock options were granted during fiscal 2003.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                             Value of Unexercised
                                                          Number of Unexercised              In-the-money Options
                          Number of                     Options at Fiscal Year-End            At Fiscal Year-End
                          Securities                                 #                               $ (1)
                          Underlying       Value       ----------------------------     -------------------------------
                           Options       Realized
Name                     Exercised #         $         Exercisable    Unexercisable     Exercisable       Unexercisable
----                     -----------     ---------     -----------    -------------     -----------       -------------
James S. Marlen.......     277,039       3,810,754       386,351          75,000          3,917,893          971,873

Javier Solis..........          --              --        73,934          13,750            912,527          177,578

Gary Wagner...........          --              --        70,934          13,750            862,277          177,578

Thomas P. Giese.......          --              --        55,900           1,500            726,595           20,156

James R. McLaughlin...          --              --            --              --                 --               --

___________

(1) Based on the market value of the common stock at November 30, 2003 minus the exercise price of "in-the-money" options.

Long-Term Incentive Plan Awards

     The Key Executive Long-Term Cash Incentive Plan ("LTIP") was approved by the stockholders of the Company in March 2003. The purpose of this plan is to reward selected senior executives with above-average total pay for achieving and sustaining above-average long-term financial goals. Participants in the LTIP are eligible to receive cash incentive awards and grants of stock options based on the financial performance of the Company and, in some cases, a combination of the financial performance of the Company and its business units, after the end of each three-year performance cycle. The following table shows, for the named executive officers, the calculated future payouts, if any, under the LTIP for the three-year performance cycle which began in 2003. Threshold amounts are the minimum amounts payable under the LTIP provided that the minimum level of performance is achieved with respect to the pre-established performance objective, measured in terms of cumulative earnings per share for that three-year cycle. If such performance is not achieved, amounts paid would be zero.

               LONG TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR

                                            Number of   Performance      Estimated Future Payouts under
                                             Shares,     Or Other        Non-stock Price-based Plans(1)
                                             Units or    Period until   ------------------------------
                                           Other Rights  Maturation      Threshold    Target    Maximum
Name                                         Awarded     Or Payout          $          $          $
----                                       ------------  -----------    ---------   --------   --------
James S. Marlen..........................       --          3 Years       92,875     371,500    743,000
Javier Solis.............................       --          3 Years       28,100     112,400    224,800
Gary Wagner..............................       --          3 Years       28,100     112,400    224,800
Thomas P. Giese..........................       --          3 Years       23,500      94,000    188,000
James R. McLaughlin......................       --          3 Years       13,575      54,300    108,600

------------------------
(1) Amounts shown in this table were calculated using the salaries for the listed participants in the LTIP as of November 30, 2003. Actual payouts, if any, would be based on actual salaries at November 30, 2004, the end of the performance cycle.

                                  PENSION PLANS

     The following schedule shows the estimated annual benefit payable under the combined Ameron Pension Plan (Salaried Section) and Ameron Supplemental Executive Retirement Plan for participating executives at varying pay levels and years of service.

                                                  Years of Service

Final Avg. Annual                     -----------------------------------------
Compensation                               15          20        25         30
-----------------                      --------   --------   --------   --------
$  200,000........................... $  54,540  $  72,720  $  90,900  $ 109,080
   300,000...........................    83,790    111,720    139,650    167,580
   400,000...........................   113,040    150,720    188,400    226,080
   500,000...........................   142,290    189,720    237,150    284,580
   600,000...........................   171,540    228,720    285,900    343,080
   700,000...........................   200,790    267,720    334,650    401,580
   800,000...........................   230,040    306,720    383,400    460,080
   900,000...........................   259,290    345,720    432,150    518,580
 1,000,000...........................   288,540    384,720    480,900    577,080
 1,500,000...........................   434,790    579,720    724,650    869,580
 2,000,000...........................   581,040    774,720    968,400  1,162,080
 2,500,000...........................   727,290    969,720  1,212,150  1,454,580

    For purposes of the Ameron Pension Plan, compensation is base monthly salary, exclusive of overtime, severance, bonuses, commissions or amounts deferred under the

Executive Deferral Plan. The Internal Revenue Code limits the amount per year on which benefits are based and the aggregate amount of the annual pension which may be paid by an employer from a plan which is qualified under the Internal Revenue Code for federal income tax purposes. The Supplemental Executive Retirement Plan provides for supplemental payments to be made to certain eligible executives of the Company in amounts sufficient to maintain total benefits upon retirement had there been no such Internal Revenue Code limitations and, among other features, expands annual compensation to include bonuses and deferred compensation, calculated based upon the highest five of the last ten years of earnings prior to retirement. Such supplemental payments are typically made in the form of straight-life annuities paid over the life of retired executives, however, future payments can be accelerated at any time, including in-service lump-sum payments, subject to certain reductions. Benefits shown above are computed assuming payout is in the form of a straight life annuity. The schedule assumes retirement at age 65. Benefits are not subject to deduction for Social Security or other offset amounts.

     As of February 1, 2004, the estimated credited service under both plans for each of the named individuals in the foregoing Summary Compensation Table is:

                                                               Credited Years
                                                                Of Service(1)
                                                        ---------------------------
                                                          Present      At Age 65
                                                        ------------   ------------
James S. Marlen.......................................  27 10/12(2)    30(2)
Javier Solis..........................................  22 4/12        30
Gary Wagner...........................................  18 10/12       30
Thomas P. Giese.......................................  30             30
James R. McLaughlin...................................   9 4/12        17 10/12

________________

(1)  The maximum credit is 30 years.

(2) Refer to Employment Agreement section on Page 11 above. Under the terms of a May 2001 amendment to Mr. Marlen's Employment Agreement, he was credited with an additional 9.5 years of service such that he would have 25 years of service on his 60th birthday and will be credited with one year of service for each actual year of service during his employment with the company between the ages of 60 and 65, so that he will have attained 30 years of credited service at age 65. In addition, in the event that Mr. Marlen is terminated for reasons other than for cause and/or a change of control takes place, he will be entitled to his vested pension benefits plus three years of additional credited service up to the maximum credit of 30 years. In the event that he obtains new employment within three years of leaving the Company following termination, he will be entitled only to his vested pension benefits (not additional years of service).

     The following report of the Compensation & Stock Option Committee of the Board of Directors and the Stock Price Performance Graph included in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such acts.

               REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE

     The Compensation & Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors, and its composition meets the membership requirements described in the Compensation & Stock Option Committee Charter. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee, all of whose actions are subject to approval by the Board of Directors, is responsible for the proper administration of the Company's various compensation programs, including its salary policies, its Management Incentive Compensation Plan ("MICP") (which comprises its annual bonus plan for management employees), its Key Executive Long-Term Cash Incentive Plan ("LTIP") and its 2001 Stock Incentive Plan. The Committee reviews, on an annual basis, base salary ranges for the Company's various levels of management, approves annual salaries of officers, approves MICP and LTIP awards, administers the 2001 Stock Incentive Plan and makes grants thereunder, and reviews with the Board in detail all aspects of compensation for all officers of the Company, including the Chief Executive Officer.

     The executive compensation policy of the Company, which is endorsed by the Committee, is that the base compensation of all officers should be generally comparable to base salaries being paid to similarly situated officers of other general diversified manufacturing companies with similar sales and industries in the U.S., and that bonus compensation be in the form of MICP and LTIP awards and stock compensation benefits which are contingent upon the performance of the Company as well as the individual contributions of each officer. Because of the inherent cyclical nature of some of the Company's businesses, and because a significant portion of its businesses are dependent on the timing of projects over which it has no control, the Committee does not believe that the base salary portion of compensation of the Company's officers should be subject to annual fluctuations based solely on such effects.

     In determining comparability of officer salaries to those of other similarly situated officers, members of the Committee review the results of compensation surveys provided by various compensation consulting firms of national reputation. The Committee has reviewed the compensation for each of the five highest paid officers for 2003 and has determined that in its opinion, the compensation of all officers is reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

     The MICP is based on the following measures: corporate performance, business unit performance and personal performance. The corporate performance measure is based on earnings per share and return on sales. The Committee believes that these factors are the primary determinant of share price over time. Because of the relatively low volume of trade of the Company's stock and therefore its susceptibility to volatility based on extraneous factors, the Committee does not believe that share price per se is necessarily a measure of corporate performance. Business unit performance measures are based primarily on return on assets. Personal performance measures are based on such qualitative factors as performance against objectives and plans, and organizational and management development.

     Cash awards under the LTIP for the 2001-2003 performance cycle, which appear in the Summary Compensation Table, were earned based on the Company's successfully having exceeded its financial plan, measured in terms of its cumulative earnings per share and meeting the Return on Equity threshold for that three-year cycle. The determination of cash payouts, if any, under the LTIP for the fiscal years, 2002-2004, 2003-2005 and 2004- 2006 performance cycles will not be made until after the end of the 2004, 2005 and 2006 fiscal years, respectively. For those performance cycles, the Company's financial performance will continue to be measured based on cumulative earnings per share, with return on assets and return on equity thresholds.

     The current annual base salary of $743,000 for Mr. Marlen was set in June 2003. That base salary was established based on comparability of compensation being paid to other similarly situated officers of general diversified, multinational manufacturing companies. That base salary will be reviewed again by the Committee in June 2004. A bonus award of $1,350,000 was approved for payment to Mr. Marlen under the MICP with respect to fiscal year 2003 based on the Company's performance against various financial goals established by the Committee, including earnings per share and return on sales, as well as a continuing very favorable assessment by the Board of Mr. Marlen's individual performance and leadership. Such MICP award, taking into account the financial performance of the Company versus targets, is in line with the average of bonus awards paid to chief executive officers of general diversified, multinational manufacturing companies in the U.S. as reported by various compensation consulting firms of national reputation.

                                        Submitted by:


                                        John E. Peppercorn, Chairman
                                        Peter K. Barker
                                        David Davenport

                         Stock Price Performance Graph

    The following line graph compares the yearly changes in the cumulative total return on the Company's Common Stock against the cumulative total return of the New York Stock Exchange Market Value Index and the Peer Group Composite described below for the period of the Company's five fiscal years commencing December 1, 1998 and ended November 30, 2003. The comparison assumes $100 invested in stock on December 1, 1998. Total return assumes reinvestment of dividends. The Company's stock price performance over the years indicated below does not necessarily track the operating performance of the Company nor is it necessarily indicative of future stock price performance.

                                  DEC-98  NOV-99  NOV-00  NOV-01  NOV-02  NOV-03
Ameron International Corporation     100  121.25   99.64  197.56  173.52  205.69
N.Y.S.E.                             100  111.48  110.45  103.06   89.58  105.49
Peer Group Composite Index           100   85.19   68.33   77.54   71.23   85.90

     The Peer Group Composite is based 70% on a Building Materials Companies Component and 30% on a Protective Coatings Companies Component. This percentage split was arrived at based on the historical sales volumes during the past five years of the Company's Performance Coatings & Finishes Business Segment in comparison to the remainder of the Company's other business segments which are generically in the building materials category. The Building Materials Companies Component is comprised of the following companies: Advanced Environ Recycle, American Woodmark Corp., Ameron, Armstrong Holdings Inc., Bairnco Corp., Butler Manufacturing Co., Ceradyne, Inc., Griffon Corp., Insituform Technols CLA, Internacional De Ceramic, Knape & Vogt Mfg. Co., Martin Marietta Material, NCI Building Systems Inc., Owens-Corning, Raytech Corp., Shaw Group Inc., Southwall Technologies, T-3 Energy Services Inc., USG Corp. and Vulcan Materials Co. The Protective Coatings Companies Component is comprised of the following companies:
Ameron, PPG Industries, Inc., RPM International, Inc., Sherwin-Williams Co., and Valspar Corp.

     The following report of the Audit Committee of the Board of Directors and the Stock Price Performance Graph included in this proxy statement, shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such acts.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is composed entirely of independent directors and its composition meets the membership requirements described in the Audit Committee Charter.

     With respect to the Company's fiscal year ended November 30, 2003, the Audit Committee: (a) has reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company's independent public accountants, the audited financial statements for fiscal year 2003; (b) has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); (c) has received from the independent public accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management; and (d) has considered whether the independent public accountants' provision of the non-audit services which are described below under the caption "All Other Fees" is compatible with the independent public accountants' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended November 30, 2003 for filing with the Securities and Exchange Commission.

Audit and Non-Audit Fees

     Prior to June 2003, the Audit Committee did not have a specific auditor engagement approval policy.

The following table presents the aggregate fees billed by the Company's then current principal independent accountant for services provided to the Company for fiscal years 2002 and 2003.

                                             2002(5)               2003(4)(5)
                                             -------               ----------

Audit Fees (1) .......................   $   725,000             $  835,000
Audit Related Fees (2) ...............        69,000                 42,000
Tax Fees (3) .........................       670,000                802,000
All Other Fees .......................            --                     --
Total ................................   $ 1,464,000             $1,679,000
------------

(1) Audit Fees consisted of audit work performed in the preparation of the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as statutory audits, reviews of interim financial information and assistance with registration statements filed with the SEC.
(2) Audit-related fees consisted primarily of fees paid for accounting and auditing consultation services and audits of the Company's employee benefit plans.
(3) Tax fees consisted principally of assistance related to tax compliance and reporting.
(4) All audit and audit-related fees were approved by the Audit Committee. Of the tax fees, $494,000 (or approximately 62%) were incurred prior to the adoption of the Audit Committee approval policy; and, therefore, were not approved by the Audit Committee.
(5) The Audit Committee approves in advance, all audit services, audit-related services and tax-related services provided by the Company's independent public accountants. Pursuant to the a pre-approval policy adopted by the Board of Directors in 2003, the Audit Committee also approves all other services provided by the independent public accountants in advance on a case-by-case basis. All engagements of the independent public accountants in 2003, subsequent to the implementation of the policy outlined above, were pre-approved pursuant to the policy.

     Deloitte & Touche LLP was the Company's principal independent accountant in fiscal 2002 and up to May 2003, and PricewaterhouseCoopers LLP was the Company's principal independent accountant from May 2003.

                                        Submitted by:


                                        John F. King, Chairman
                                        J. Michael Hagan
                                        Terry L. Haines
                                        Thomas L. Lee

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company owns 50% of Tamco. Tokyo Steel Manufacturing Co, Ltd. ("Tokyo Steel") and Mitsui & Co. (and its U. S. subsidiary) each own 25% of Tamco. It is the Company's understanding that Mr. Taro Iketani owns approximately 16.46% of the outstanding shares in Tokyo Steel. As disclosed under "Voting Securities and Principal Holders Thereof" Mr. Iketani owns 7.46% of the shares of the Company.

     Tamco leases from the Company, certain land, buildings and improvements used in Tamco's steelmaking operations at a monthly rate of $37,350 per month, payable quarterly in arrears. The amount receivable from Tamco on the lease as of November 30, 2003 was $74,700. The Company leases certain land from Tamco used to store product at a monthly rate of $9,988 per month, payable in advance. Tamco also provides and charges Ameron for certain utilities used in Ameron's production processes. The Company reimbursed Tamco $638,000 for its share of such costs in the year ended November 30, 2003.

                                  MISCELLANEOUS

Cost of Soliciting Proxies

     The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for employee-stockholders or by telephone or such other means to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay. In addition, the Company has retained the The Proxy Advisory Group of Strategic Stock Surveillance LLC to perform solicitation services. For such services, this firm will receive a fee of approximately $7,500 and will be reimbursed for certain out-of-pocket expenses.

                              STOCKHOLDER PROPOSALS

     Proposals of Stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 meeting must be addressed to the Company, Attention: Corporate Secretary, at the Company's principal office, and must be received there no later than October 24, 2004.

          The Company's Bylaws provide that for business to be brought before an annual meeting by a stockholder, written notice must be received by the Secretary of the Company not less than 60 and not more than 120 days prior to the meeting; provided that in the event the first public disclosure of the date of the meeting is made less than 65 days prior thereto, the required notice may be received within ten days following such public disclosure. The information which must be included in the notice is specified in the applicable Bylaws, a copy of which may be obtained from the Secretary.

  ABILITY OF STOCKHOLDERS TO COMMUNICATE WITH THE COMPANY'S BOARD OF DIRECTORS

     Stockholders may communicate with any one of the Company's independent directors in writing, care of the Secretary of the Company at the Company's headquarter's address. All stockholder communications will be sent to the applicable director(s). If no specific director is named, communications will be sent to the members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication to the extent that the management of the Company, using its best business judgment, determines such communication should be relayed to the Board.

                                  OTHER MATTERS

     So far as management knows, there are no matters to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented at the Annual Meeting, the persons named in the proxies will act according to their best judgment on behalf of the Stockholders they represent.


                                        By Order of the Board of Directors


                                        Javier Solis
                                        Secretary
February 18, 2004
Pasadena, California

                                                                       EXHIBIT A

                        AMERON INTERNATIONAL CORPORATION
                             AUDIT COMMITTEE CHARTER

     Members. The Audit Committee shall be appointed by the Board of Directors and shall consist of at least three members, all of whom shall be independent directors. One member shall be designated as chairperson. For purposes hereof, the term "independent" shall mean a director determined by the Board to be independent pursuant to the Company's Corporate Governance Guidelines, and who, in addition:

          o has not, at any time in the fiscal year, accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company or any subsidiary of the Company (provided that such compensation is not contingent in any way on continued service);

          o is not an affiliated person of the Company or any of its subsidiaries, as defined in Rule 10A-3 of the Securities and Exchange Commission.

     Each member of the Audit Committee must be "financially literate", and at least one member must have "accounting or related financial management expertise", as such terms are used in the Rules of the New York Stock Exchange and as determined by the Board.

     Purposes, Duties, and Responsibilities.
     --------------------------------------

     The Audit Committee's responsibility is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the Company's outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the financial management of the Company, as well as the outside auditors of the Company, have more time, knowledge and more detailed information about the Company than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not expected to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the work of the Company's outside auditors.

     The purposes of the Audit Committee shall be to:

          o represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company's financial statements; (ii) the surveillance of administration and financial controls and the Company's compliance with legal and regulatory requirements; (iii) the outside auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and of the Company's outside auditor; and

          o prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

     Among its specific duties and responsibilities, the Audit Committee shall:

          (i) Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the outside auditor. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate, when appropriate, the outside auditor, which shall report directly to the Audit Committee.

          (ii) Obtain and review, at least annually, a report by the outside auditor describing: the outside auditor's internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditing firm, and any steps taken to deal with any such issues.

          (iii) Approve in advance all audit services to be provided by the outside auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.)

          (iv) Establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the outside auditor.

          (v) Consider, at least annually, the independence of the outside auditor, including whether the outside auditor's performance of permissible non-audit services is compatible with the auditor's independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

          (vi) Review and discuss with the outside auditor: (A) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditor's activities or on access to requested information, and any significant disagreements with management; and (B) any reports of the outside auditor with respect to interim periods.

          (vii) Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company, including: (A) an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," including accounting policies that may be regarded as critical; and (C) major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and financial statement presentations; and receive reports from the outside auditor as required by SEC rules.

          (viii) Recommend to the Board based on the review and discussion described in paragraphs (v) - (vii) above, whether the financial statements should be included in the Annual Report on Form 10-K.

          (ix) Review and discuss the adequacy and effectiveness of the Company's internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditor or management.

          (x) Review and discuss the adequacy and effectiveness of the Company's disclosure controls and procedures and management reports thereon.

          (xi) Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

          (xii) Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

          (xiii) Review and discuss the Company's policies with respect to risk assessment and risk management.

          (xiv) Oversee the Company's compliance systems with respect to legal and regulatory requirements and review the Company's codes of conduct and programs to monitor compliance with such codes.

          (xv) Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

          (xvi) Establish policies for the hiring of employees and former employees of the outside auditor.

          (xvii) Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

     3. Subcommittees. The Audit Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Audit Committee consisting of not less than two members of the committee.

     4. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

     5. Meetings. The Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The majority of the members of the Audit Committee constitutes a quorum. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the outside auditor. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities.

                                                                       EXHIBIT B

                        AMERON INTERNATIONAL CORPORATION
                  COMPENSATION & STOCK OPTION COMMITTEE CHARTER

     1. Members. The Compensation & Stock Option Committee shall be appointed by the Board of Directors and shall consist of at least three members, all of whom shall be independent directors. One member shall be designated as chairperson. For purposes hereof, the term "independent" shall mean a director determined by the Board to be independent pursuant to the Company's Corporate Governance Guidelines. Additionally, members of the Compensation & Stock Option Committee must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

     2. Purpose, Duties, and Responsibilities. The purpose of the Compensation & Stock Option Committee shall be to supervise and, to the extent consistent with the Company's Corporate Governance Guidelines, exercise the powers of the Board with respect to compensation of the Company's top managerial and executive officers and directors, and produce the annual report on executive compensation for inclusion in the Company's proxy statement. The duties and responsibilities of the Compensation & Stock Option Committee include the following:

(a) Oversee the Company's overall compensation structure, policies and programs, and assess whether the Company's compensation structure establishes appropriate incentives for management and employees.

(b) Administer and make recommendations to the Board with respect to the Company's incentive-compensation and equity-based compensation plans and grant options and awards thereunder.

(c) Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer ("CEO"), evaluate the CEO's performance in light of those goals and objectives, and recommend to the Board the CEO's compensation.

(d) Set the compensation of other top managerial and executive officers after consideration of the recommendations of the CEO.

(e) Approve stock option and other stock incentive awards for top managerial and executive officers after consideration of the recommendations of the CEO.

(f) Review and approve the design of other benefit plans pertaining to top managerial and executive officers.

(g) Review and recommend employment agreements and severance arrangements for top managerial and executive officers, including change-in-control provisions, plans or agreements.

(h) Approve, amend or modify the terms of any compensation or benefit plan that does not require shareholder approval.

(i) Review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board.

(j) Annually evaluate the performance of the Compensation & Stock Option Committee and the adequacy of the committee's charter.

(k) Perform such other duties and responsibilities as are consistent with the purpose of the Compensation & Stock Option Committee and as the Board or the committee deems appropriate.

     3. Subcommittees. The Compensation & Stock Option Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation & Stock Option Committee consisting of not less than two members of the committee.

     4. Outside advisors. The Compensation & Stock Option Committee will have the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the committee in the evaluation of director, CEO or senior executive compensation, and to approve the consultant's fees and other retention terms.

     5. Meetings. The Compensation & Stock Option Committee will meet as often as may be deemed necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Compensation & Stock Option Committee determines. The majority of the members of the Compensation & Stock Option Committee constitutes a quorum. The Compensation & Stock Option Committee will report regularly to the full Board with respect to its activities.

                                                                       EXHIBIT C

                        NOMINATING & CORPORATE GOVERNANCE
                                COMMITTEE CHARTER


     1. Members. The Nominating & Corporate Governance Committee shall be appointed by the Board of Directors and shall consist of at least three members, all of whom shall be independent directors. One member shall be designated as chairperson. For purposes hereof, the term "independent" shall mean a director determined by the Board to be independent pursuant to the Company's Corporate Governance Guidelines.

     2. Purpose, Duties and Responsibilities. The purpose of the Nominating and Corporate Governance Committee shall be to identify individuals qualified to become Board members, recommend to the Board director candidates for the annual meeting of stockholders, develop and recommend to the Board a set of corporate governance principles, and perform a leadership role in shaping the Company's corporate governance. The duties and responsibilities of the Nominating & Corporate Governance Committee include the following:

(a) Identify, review the qualifications of, and recruit candidates for the Board consistent with the criteria set forth in the Company's Corporate Governance Guidelines.

(b) Assess the incumbent directors in light of the Board Membership Criteria set forth in the Company's Corporate Governance Guidelines in determining whether to recommend them for reelection to the Board.

(c) Establish a procedure for the consideration of Board candidates recommended by the Company's stockholders.

(d) Recommend to the Board candidates for election or reelection to the Board at each annual stockholders' meeting.

(e) Recommend to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships.

(f) Periodically review and recommend to the Board changes in the Company's Corporate Governance Guidelines.

(g) Make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

(h)  Recommend to the Board candidates for appointment to Board committees.

(i) Review and recommend to the Board retirement and other tenure policies for directors.

(j) Review directorships in other public companies held by or offered to directors and senior officers of the Company.

(k) Review and assess the channels through which the Board receives information, and the quality and timeliness of information received.

(l) Review annually succession plans relating to the Chief Executive Officer ("CEO") position, including contingency plans in the event of an emergency with respect to the CEO position.

(m)  Oversee the evaluation of the Board.

(n) Annually evaluate the performance of the Nominating & Corporate Governance Committee and the adequacy of the committee's charter.

(o) Perform such other duties and responsibilities as are consistent with the purpose of the Nominating & Corporate Governance Committee and as the Board or the committee deems appropriate.

     3. Subcommittees. The Nominating & Corporate Governance Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Nominating & Corporate Governance Committee consisting of not less than two members of the committee.

     4. Outside advisors. The Nominating & Corporate Governance Committee will have the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm's fees and other retention terms.

     5. Meetings. The Nominating & Corporate Governance Committee will meet as often as may be deemed necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Nominating & Corporate Governance Committee determines. The majority of the members of the Nominating & Corporate Governance Committee constitutes a quorum. The Nominating & Corporate Governance Committee shall report regularly to the full Board with respect to its meetings.

                                                                       EXHIBIT D

                         CERTIFICATE OF INCORPORATION OF
                        AMERON INTERNATIONAL CORPORATION

                      (As amended through January 21, 2004)

     FIRST: The name of this corporation is:

                        AMERON INTERNATIONAL CORPORATION

     SECOND: The name and address of the registered agent of the corporation in the State of Delaware is:

                                Corporation Trust Company
                                Wilmington, Delaware  19801
                                County of New Castle

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: 1. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-six Million (26,000,000), consisting of Twenty-four Million (24,000,000) shares of Common Stock, par value Two Dollars and 50/100 ($2.50) per share (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, par value One Dollar ($1.00) per share (the "Preferred Stock").

          2. Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series subsequent to the issuance of shares of that class or series.

     FIFTH: The name and mailing address of the incorporator of the corporation is as follows:

         Name                       Mailing Address
         ----                       ---------------
         R. H. Jenner               4700 Ramona Boulevard
                                    Monterey Park, California  91754

     SIXTH: New bylaws may be adopted or the bylaws may be amended or repealed by a vote of eighty percent (80%) of the outstanding stock of the corporation entitled to vote thereon. Bylaws may also be adopted, amended or repealed by the Board of Directors as provided or permitted by law; however, any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors shall require a resolution adopted by the affirmative vote of not less than two-thirds of the directors.

     SEVENTH: The number of directors which shall constitute the whole Board of Directors of the corporation shall be specified in the bylaws of the corporation, subject to the provisions of Article SIXTH hereof and this Article SEVENTH. The board is divided into three classes, Class I, Class II and Class
III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting to be held in 1987, the directors first elected to Class II shall serve for a term ending at the annual meeting to be held in 1988, and the directors first elected to Class III shall serve for a term ending at the annual meeting to be held in 1989. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

     At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.

     In any election of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal (i) the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by (ii) the number of directors to be elected in the election in which his class or series of shares is entitled to vote, and each stockholder may cast all of such votes for a single director or for any two or more of them as he may see fit.

     EIGHTH: Notwithstanding any other vote which may be required under applicable law, and in addition thereto, the affirmative vote of holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this corporation shall be required to approve: (a) any merger (other than a merger with a 90% stockholder of this Corporation effected in accordance with Section 253 of the Delaware General Corporation Law), consolidation, combination or reorganization of this corporation or any of its subsidiaries with any other corporation if such other corporation is a Substantial Stockholder (as defined below) or an Associate (as defined below) of a Substantial Stockholder, or (b) the sale, lease or exchange by this corporation or any of its subsidiaries of all or a Substantial Part (as defined below) of its assets to or with a Substantial Stockholder or an Associate thereof, or (c) the issuance or delivery of any stock or other securities of this corporation or any of its subsidiaries in exchange or payment for any cash or other properties or assets of such Substantial Stockholder or Associate thereof or securities of such Substantial Stockholder or Associate thereof, or (d) any reverse stock split of, or exchange of securities, cash or other properties or assets for, any outstanding securities of this corporation or any of its subsidiaries or liquidation or dissolution of this Corporation or any of its subsidiaries, in any such case in which a Substantial Stockholder or an Associate thereof receives or retains any securities, cash or other properties or assets whether or not different from those received or retained by any holder of securities of the same class as held by such Substantial Stockholder or Associate thereof; provided, however, that the foregoing shall not apply to any such merger, consolidation, combination, reorganization, sale, lease or exchange, or for issuance or delivery of stock or other securities, or reverse stock split, exchange, liquidation or dissolution which is approved by resolution adopted by a majority of the Continuing Directors (as defined below) of this corporation, nor shall it apply to any such transaction solely between this corporation and another corporation controlled by this corporation and none of the securities of which is owned before or after such transaction directly or indirectly by a Substantial Stockholder or Associate thereof.

     As used in this Certificate of Incorporation, the following terms shall have the respective meanings set forth below.

          (i) "Substantial Stockholder" shall mean any person or group of two or more persons who have agreed to act together for the purpose of acquiring, holding, voting or disposing of securities who singly or together with its or their Associates own or owns beneficially, in the aggregate, directly or indirectly, securities representing ten percent (10%) or more of the voting power of all shares of voting stock of this corporation; provided, however, that the term "Substantial Stockholder" shall not include any benefit plan or trust established by this corporation or any of its subsidiaries for the benefit of the employees of this corporation and/or any of its subsidiaries or any trustee, agent or other representative of any such plan or trust;

          (ii) An "Affiliate" of any specified person is any person (other than this corporation and any corporation controlled by this corporation and none of the voting securities of which is owned directly or indirectly by a Substantial Stockholder or any Associate thereof) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified;

          (iii) The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

          (iv) "Substantial Part" of the assets shall mean assets of this corporation or any of its subsidiaries comprising more than ten percent (10%) of the book value or fair market value of the total assets of this corporation and its subsidiaries taken as a whole;

          (v) An "Associate" of a Substantial Stockholder is any person who is, or was within a period of five years prior to the time of determination, an officer, director, employee, partner, trustee, agent, member of the immediate family or Affiliate of the Substantial Stockholder or of an Affiliate thereof.

          (vi) The term "person" shall include a corporation, partnership, trust or government or political subdivision thereof, an individual, an estate, an association or any unincorporated organization;

          (vii) The term "member of the immediate family" shall mean any of a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

          (viii) The term "Continuing Director" shall mean, as to any Substantial Stockholder, any member of the Board of Directors of this corporation who (a) is unaffiliated with and is not the Substantial Stockholder and (b) was a member of the Board of Directors of this corporation prior to April 1, 1986 or thereafter became a member of the Board of Directors of this corporation prior to the time the Substantial Stockholder became a Substantial Stockholder, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

     In the context of any transaction described in this Article EIGHTH, the Board of Directors acting by majority vote shall have the exclusive power and duty to determine, on the basis of information known to them after reasonable inquiry, (i) whether a person is a Substantial Stockholder, (ii) whether a person is an Affiliate or Associate of a Substantial Stockholder and (iii) whether a portion of the assets of this corporation constitutes a Substantial Part of such assets. Any such determination of the Directors shall be final and binding in the absence of bad faith, fraud or gross negligence by such Directors.

     NINTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

     TENTH: Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of the corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that, if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Certificate of Incorporation or any amendment thereto, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

     ELEVENTH: 1. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereof or shall be liable by reason that, in addition to any and all other requirements for such liability, such person (i) shall have breached such person's duty of loyalty to the Corporation or its stockholders,
(ii) in acting or in
failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit from the transaction in respect of which such breach of fiduciary duty occurred. Neither the amendment nor repeal of Section 1 of this Article ELEVENTH shall eliminate or reduce the effect of Section 1 of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this Article ELEVENTH would accrue or arise, prior to such amendment or repeal. If the Delaware Corporation Law is amended after approval by the stockholders of this Article ELEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

          2. (i) Each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or in any capacity with respect to an employee benefit plan maintained or sponsored by the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (ii) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (ii) If a claim under paragraph (i) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct required under Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (iv) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     TWELFTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article TWELFTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this corporation and no provision may be added to this Certificate of Incorporation permitting the removal of directors of this corporation otherwise than for cause, unless such provision is so approved.

Date of Incorporation:  February 10, 1986

                                                                       Exhibit E

                        AMERON INTERNATIONAL CORPORATION
                            2004 STOCK INCENTIVE PLAN

                                   ARTICLE ONE
                               GENERAL PROVISIONS

1.1 Eligibility

     This Ameron International Corporation 2004 Stock Incentive Plan (the "Plan"), adopted effective January 21, 2004, is intended to enable Ameron International Corporation (the "Company") to offer various incentive awards based on the equity of the Company to the following eligible individuals ("Eligible Individuals"): key employees, officers, and directors (including non-employee directors) of, and consultants and independent contractors providing services to, the Company or any other corporation, partnership, joint venture, limited liability company or other entity in which the Company owns fifty percent (50%) or more of the equity ownership interests, directly or indirectly (as determined by the Committee, as defined in Paragraph 1.2A below) (any such entity being referred to herein as an "Eligible Affiliate").

     This Plan will serve as the successor to the Company's existing 2001 Stock Incentive Plan (the "Predecessor Plan"), and no further awards will be made under the Predecessor Plan from and after the adoption of this Plan by the Company's stockholders on the Effective Date (as defined in Paragraph 5.4A below). All outstanding awards under the Predecessor Plan as of the Effective Date will be incorporated into this Plan and accordingly will be treated as outstanding awards under this Plan. However, each outstanding award so incorporated will continue to be governed by the express terms and conditions of the agreements evidencing such award, and to the extent that the provisions of this Plan conflict with the terms and conditions of any such agreement, such agreement shall govern. No provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated awards with respect to their acquisition of shares of the Company's common stock ("Common Stock") thereunder.

1.2 Administration Of The Plan

     A. Committee. The Plan will be administered by the Compensation & Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which is composed entirely of "independent directors" as defined by
Section 303A.02 of the New York Stock Exchange Listed Company Manual. Members of the Committee will serve for such term as the Board may determine, and may be removed by the Board at any time.

     B. Authority. Subject to the provisions of the Plan, the Committee has full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt rules and regulations that it deems necessary, to determine which individuals are Eligible Individuals and which Eligible Individuals are to receive awards under the Plan, to determine the amount and/or number of shares of Common Stock subject to such awards, and to determine the terms of such awards made under the Plan (which terms need not be identical). Notwithstanding the foregoing, the Committee shall not be empowered or entitled to take any action or exercise any discretion that would cause an award intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code to fail such qualification. Decisions of the Committee made within the discretion delegated to it by the Board are final and binding on all persons.

1.3 Stock Subject To The Plan

     A. Number of Shares. Shares of the Company's Common Stock available for issuance under the Plan will be drawn from the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. Subject to adjustment in accordance with Paragraph 1.3C, the number of shares of Common Stock that may be issued pursuant to awards granted after the Effective Date is (i) 525,000, plus
(ii) shares that were subject to outstanding awards under the Predecessor Plan to the extent that such awards expire, are terminated, are cancelled, or are forfeited for any reason without such shares being issued, plus (iii) shares that are delivered by an awardholder to the Company, or are withheld from shares otherwise issuable under the award, in payment of all or a portion of the exercise price or tax withholding obligation of an award under the Predecessor Plan. Notwithstanding the foregoing, if any portion of an outstanding award under the Predecessor Plan is paid in the form of cash, then the shares of Common Stock that otherwise would have been issued on account of such award or portion thereof will not be available for issuance under the Plan.

     B. Share Counting.

     (i) If any outstanding award granted after the Effective Date expires, is terminated, is cancelled, or is forfeited for any reason before the full number of shares governed by such award are issued, those remaining shares will not be charged against the limit in Paragraph 1.3A above: PROVIDED, HOWEVER, that if any portion of an outstanding award under the Plan is paid in the form of cash, then the shares of Common Stock that otherwise would have been issued on account of such award or portion thereof will be charged against the limit in Paragraph 1.3A above and will not be available for subsequent awards under the Plan.

     (ii) In determining whether the number of shares issued pursuant to awards granted after the Effective Date exceeds the maximum number set forth in Paragraph 1.3A, only the net number of shares actually issued shall count against the limit. Thus, if shares are delivered by an awardholder to the Company, or are withheld from shares otherwise issuable under the award, in payment of all or a portion of the exercise price or tax withholding obligation of the award, only the net number of shares issued by the Company (i.e., the gross number less the shares delivered or withheld) shall be counted toward the limit of Paragraph 1.3A.

     (iii) Any Common Stock issued or award settled by the Company pursuant to the assumption or substitution of outstanding awards or award commitments of an acquired company or other entity (whether acquired through the acquisition of stock, assets or otherwise) shall not be counted against the limit set forth in Paragraph 1.3A.

     C. Adjustments. If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and, if applicable, price per share in effect under each outstanding award under the Plan, and (iii) the maximum number of shares issuable to one individual pursuant to Paragraph 1.3D. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the awards.

     D. Individual Limit. No Eligible Individual will receive non-qualified stock options, stock appreciation rights, or any combination of each under this Plan for more than 300,000 shares in the aggregate (subject in each case to adjustment as provided in Paragraph 1.3C) during any consecutive three-calendar-year period, not including shares issued pursuant to Section 2.4, and no Eligible Individual will receive restricted stock, restricted stock units, performance shares, or any combination of each under this Plan for more than 150,000 shares in the aggregate (subject in each case to adjustment as provided in Paragraph 1.3C) during any consecutive three-calendar-year period; PROVIDED, HOWEVER, that if any portion of an outstanding award under the Plan is paid in the form of cash, then the shares of Common Stock that otherwise would have been issued on account of such award or portion thereof will be charged against the individual limit in this Paragraph 1.3D.

                                   ARTICLE TWO
                           NON-QUALIFIED STOCK OPTIONS

2.1 Terms of Award

     The Committee has full authority to determine the terms of non-qualified stock options awarded under this Plan, which terms may vary from award to award, including, without limitation, the time or times at which such options become vested and exercisable and the time at which such options terminate; PROVIDED, HOWEVER, that in no event shall a non-qualified stock option be exercisable after ten (10) years from the date of grant. Non-qualified stock options will be evidenced by such instruments as the Committee may from time to time approve.

2.2 Price

     The exercise price per share will be fixed by the Committee; PROVIDED, HOWEVER, that in no event will the exercise price per share be less than one hundred percent (100%) of the Fair Market Value (as defined in Section 5.3 below) of a share of Common Stock on the date of grant.

2.3 Exercise And Payment

     Any non-qualified stock option awarded under the Plan may be exercised by notice to the Company, in such form as the Committee shall authorize, at any time before termination of the option. The exercise price will be payable in full in cash or check made payable to the Company; PROVIDED, HOWEVER, that the Committee may, either at the time the option is awarded or at any subsequent time, and subject to such limitations as it may determine, authorize payment of all or a portion of the exercise price in one or more of the following alternative forms:

     A in shares of Common Stock valued as of the date of notice of exercise, in such form as the Committee shall authorize, is delivered to the Company; or

     B through a sale and remittance procedure under which the option holder delivers, in such form as the Committee shall authorize, an exercise notice and irrevocable instructions to a broker promptly to deliver to the Company the amount of sale proceeds to pay the exercise price.

2.4 Additional Options Upon Exercise

     A non-qualified stock option may provide, subject to such terms as the Committee authorizes, that upon the exercise of the non-qualified stock option, the holder automatically will be awarded a new non-qualified stock option covering that number of shares equal to (i) the number of shares delivered to the Company by the holder pursuant to Paragraph 2.3A or by a broker pursuant to Paragraph 2.3B in payment of the exercise price of the option, (ii) the number of shares delivered to the Company by the holder or withheld by the Company to satisfy the tax withholding obligation attributable thereto, and\or (iii) the number of shares with a then Fair Market Value equal to the amount of the tax withholding obligation paid in cash by the holder. Notwithstanding the foregoing, the Committee may not authorize new options to be issued pursuant to this Section 2.4 if the compensation paid to the option holder is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

2.5 Stockholder Rights

     An optionholder will have no stockholder rights with respect to shares covered by an option unless and until shares of Common Stock actually are issued to such person.

2.6 Separation From Service

     The Committee will determine and set forth in each option whether and on what terms the non-qualified stock option will continue to be exercisable, on and after the date that an optionee ceases to be employed by or to provide services to the Company or an Eligible Affiliate. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

                                  ARTICLE THREE
                  STOCK APPRECIATION RIGHTS, RESTRICTED STOCK,
              RESTRICTED STOCK UNITS, PERFORMANCE SHARES, AND OTHER
                               STOCK-BASED AWARDS

3.1 Stock Appreciation Rights

     Stock appreciation rights may be awarded under the Plan either in tandem with a non-qualified stock option ("Tandem SARs") or on a stand-alone basis ("Stand-Alone SARs"). Tandem SARs consist of the right to receive, with respect to any number of shares of Common Stock, payment in the form of cash and/or Common Stock in an amount equal to the excess of the Fair Market Value of a share of Common Stock at the time of exercise of the Tandem SAR over the exercise price of the related non-qualified option; PROVIDED, HOWEVER, that the exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic termination of its related non-qualified stock option with respect to an equal number of shares (and vice versa). Stand-Alone SARs consist of the right to receive, with respect to any number of shares of Common Stock, payment in the form of cash and/or Common Stock in an amount equal to the excess of the Fair Market Value of a share of Common Stock at the time of exercise of the Stand Alone SAR over the Fair Market Value per share of Common Stock on the date of grant of the Stand-Alone SAR.

     Stock appreciation rights are subject to such terms and conditions as the Committee shall determine (including, but not limited to, continued employment and/or performance standards), which may vary from award to award; PROVIDED, HOWEVER, that the term of any stock appreciation right shall not exceed ten (10) years. The holder of a stock appreciation right will have no stockholder rights with respect to shares covered by such stock appreciation right unless and until shares of Common Stock actually are issued to such person. Stock appreciation rights will be evidenced by such instruments as the Committee from time to time may approve.

3.2 Restricted Stock

     Restricted stock awarded under the Plan consists of shares of Common Stock, the retention and transfer of which are subject to such terms, conditions and restrictions (including, but not limited to, continued employment, performance standards, and/or forfeiture rights in favor of the Company) as the Committee shall determine, which may vary from award to award. Notwithstanding the foregoing, the restrictions imposed on restricted stock shall lapse in their entirety no sooner than three (3) years from the date of grant, PROVIDED, HOWEVER, that the Committee shall have the authority to determine (i) whether such restrictions shall lapse incrementally over such three-year period (or longer period, if determined by the Committee); and (ii) whether the lapse of such restrictions shall be accelerated in the case of retirement, disability, or death of the awardholder, or in the case of a change in control. With the exception of the restrictions imposed on the shares of restricted stock, the holder of restricted stock will have all the rights of a stockholder of the Company. Grants of restricted stock will be evidenced by such instruments as the Committee may from time to time approve.

3.3 Restricted Stock Units

     Restricted stock units awarded under the Plan consist of the right to receive shares of Common Stock, subject to such terms, conditions, and restrictions (including, but not limited to, continued employment, performance standards, and/or forfeiture rights in favor of the Company) as the Committee shall determine, which may vary from award to award. The holder of restricted stock units will have no stockholder rights with respect to shares covered thereby unless and until shares of Common Stock actually are issued to such person. Restricted stock units will be evidenced by such instruments as the Committee may from time to time approve.

3.4 Performance Shares

     Performance shares awarded under the Plan consist of the right to receive shares of Common Stock, subject to such terms, conditions and restrictions (including, but not limited to, continued employment, performance standards, and/or forfeiture rights in favor of the Company) as the Committee shall determine, which may vary from award to award. The holder of performance shares will have no stockholder rights with respect to shares covered thereby unless and until shares of Common Stock actually are issued to such person. Performance shares will be evidenced by such instruments as the Committee may from time to time approve.

3.5 Other Stock-Based Awards

     Other awards may be made under this Plan that are valued in whole or in part by reference to, or otherwise are based on, shares of Common Stock. Awards under this Section 3.5 may be made to Eligible Individuals either alone or in addition to other awards granted under the Plan, the Predecessor Plan, or any other stock compensation plan, or as payment of a deferred grant, award, or bonus made outside the Plan, all as determined in the sole discretion of the Committee. The terms, conditions and restrictions (including, but not limited to, continued employment, performance standards, and/or forfeiture rights in favor of the Company) to which other stock-based awards are subject shall be determined by the Committee and may vary from award to award. Other stock-based awards will be evidenced by such instruments as the Committee may from time to time approve.

3.6 Settlement of Awards

     The Committee may provide awardholders with an election, or require a holder, to receive all or a portion of the total value of any award under this Plan in the form of a cash payment and/or Common Stock, or to defer receipt of such cash payment and/or Common Stock, subject to such terms, conditions, and restrictions as the Committee may specify.

                                  ARTICLE FOUR
                         PERFORMANCE-BASED COMPENSATION

4.1 Application of Article

     Notwithstanding any other provision of this Plan, if the Committee determines at the time that any award (other than a non-qualified stock option or a stock appreciation right) is granted, that the awardee is, or likely will be as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a "covered employee" within the meaning of Section 162(m)(3) of the Code, then the Committee may determine that this Article Four shall be applicable to such award.

4.2 Award Cycle

     The determination of whether, and to what extent, awards subject to this Article Four are granted or will vest shall be based on the achievement of the performance goals described in Section 4.3 over a pre-established period of time designated by the Committee (the "Performance Cycle").

4.3 Performance Goals

     If an award is subject to this Article Four, then either the grant of the award, or the lapsing of contingencies or restrictions thereon, as the Committee shall determine, shall be subject to the achievement of one or more objective performance goals established by the Committee. No later than ninety (90) days after the beginning of each Performance Cycle, or, in the case of a Performance Cycle that is shorter than one (1) year, no later than the date that represents twenty-five percent (25%) of the number of days in such Performance Cycle, the Committee shall establish in writing the specific performance goals to be achieved and the formula pursuant to which the amount of the award (or the lapsing of restrictions with respect thereto, as applicable) shall be determined based on the attainment of specified levels of the applicable performance goals. Performance goals shall be based on one or any combination of the following business criteria, as applied to the Company or an Eligible Affiliate as a whole, or any unit thereof, or as compared against a peer group of companies as determined by the

Committee: revenue; earnings before interest, taxes, depreciation, and amortization (EBITDA); operating income; pre- or after-tax income; earnings per share; net cash flow; net cash flow per share; net earnings; return on equity; return on total capital; return on sales; return on net assets employed; return on assets; economic value added; share price performance; total shareholder return; improvement in or attainment of expense levels; or improvement in or attainment of working capital levels. An award subject to this Article Four that is paid to a single individual shall not, when combined with other "performance-based compensation" within the meaning of Section 162(m) of the Code paid to such individual, exceed $2,500,000 in any given Performance Cycle.

4.4 Adjustment of Awards

     Notwithstanding anything in this Plan to the contrary, the Committee may not increase the amount payable pursuant to, waive the achievement of the performance goals applicable to, or accelerate the lapsing of contingencies or restrictions with respect to, an award subject to this Article Four. The Committee may decrease, or delay the lapsing of contingencies or restrictions with respect to, an award subject to this Article Four.

4.5 Committee Authority

     The Committee shall have the power to impose such other restrictions on awards subject to this Article Four as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code, or any successor provision thereto.

                                  ARTICLE FIVE
                                  MISCELLANEOUS

5.1 Amendment

     A. Board Action. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; PROVIDED, HOWEVER, that certain amendments may, as determined by the Board in its sole discretion, require stockholder approval pursuant to applicable laws or regulations.

     B. Modification of Awards. The Committee shall have full power and authority to modify or waive any term, condition, or restriction applicable to any outstanding award under the Plan, to the extent not inconsistent with the Plan; PROVIDED, HOWEVER, that no such modification or waiver shall, without the consent of the holder of the award, adversely affect the holder's rights thereunder; and PROVIDED, FURTHER, the Committee shall have no authority to reprice outstanding awards through reducing the exercise price thereof, or through amendment, cancellation, or replacement of awards, except that no provision of this Paragraph 5.1B shall restrict or prohibit any adjustment or other action taken pursuant to Paragraph 1.3C above.

     C. Other Programs. Nothing in this Plan shall prevent the Company from adopting any other compensation program, including programs involving equity compensation, for employees, directors or consultants. The adoption or amendment of any such program shall not be considered an amendment to this Plan.

5.2 Tax Withholding

     A. Obligation. The Company's obligation to deliver shares or cash upon the exercise of awards under the Plan is subject to the satisfaction of all applicable Federal, state, and local income and employment tax withholding requirements.

     B. Stock Withholding. The Committee may require or permit, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3), holders of outstanding awards under the Plan to elect to have the Company withhold, from the shares of Common Stock otherwise issuable pursuant to such awards, one or more of such shares with an aggregate Fair Market Value equal to the Federal, state, and local employment and income taxes ("Taxes") incurred in connection with the acquisition of such shares. Holders of awards under the Plan also may be granted the right to deliver previously acquired shares of Common Stock in satisfaction of such Taxes. The withheld or delivered shares will be valued at Fair Market Value on the applicable determination date for such Taxes.

5.3 Valuation

     For all purposes under this Plan, the fair market value per share of Common Stock on any relevant date under the Plan (the "Fair Market Value") will be the closing selling price per share of Common Stock on the day before the date in question on the New York Stock Exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the day before the date in question, then the Fair Market Value will be the closing selling price on the exchange on the last preceding date for which such quotation exists. Notwithstanding the foregoing, if the Committee determines that, as a result of circumstances existing on any date, the use of the above rule is not a reasonable method of determining Fair Market Value on that date, or if Common Stock is not at the time listed or admitted to trading as outlined above, the Committee may use such other method as, in its judgment, is reasonable.

5.4 Effective Date And Term Of Plan

     A. Effective Date. This Plan shall be effective from and after January 21, 2004 (the "Effective Date"), subject to approval by the shareholders of the Company. No award granted hereunder shall be of any force or effect unless and until this Plan shall have been so approved.

     B. Term. No award may be granted under the Plan after ten (10) years from the Effective Date (the "Termination Date"). Subject to this limit, the Committee may make awards under the Plan at any time after the Effective Date of the Plan and before the Termination Date.

5.5 Use Of Proceeds

     Any cash proceeds received by the Company from the sale of shares pursuant to awards under the Plan will be used for general corporate purposes.

5.6 No Employment/Service Rights

     Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan will be construed to grant any individual the right to remain in the employ or service of the Company or an Eligible Affiliate (or any subsidiary or parent thereof) for any period of specific duration, and the Company or an Eligible Affiliate (or any subsidiary or parent thereof) may terminate such individual's employment or service at any time and for any reason, with or without cause. Nothing contained in this Plan or in any award under this Plan will affect any contractual right of an employee or other service provider pursuant to a written employment or service agreement executed by both parties.

5.7 Election Under Code Section 83(b)

     An Eligible Individual who receives an award of restricted stock or any other award under this Plan constituting restricted property (and not a mere right to receive payment or a potential payment in the future) shall be entitled to make, at his or her discretion, within thirty (30) days of receipt of such restricted property and in accordance with applicable laws and regulations, the election provided for under Section 83(b) of the Code to be taxed on the fair market value of such restricted property at the time it is received. Eligible Individuals should consult their individual tax advisors as to the tax consequences to them of the election under Section 83(b).

5.8 Corporate Transactions

     The Committee may determine and set forth in each award, either at the time of grant or by amendment thereafter, the effect, if any, that any sale of stock or assets, merger, combination, spinoff, reorganization, or liquidation of the Company will have upon the term, exercisability and/or vesting of outstanding awards; provided that any awards that are continued, assumed or replaced with comparable awards in connection with any transaction will be adjusted as provided in Paragraph 1.3C. The grant of awards under this Plan will in no way affect the right of the issuer of Common Stock to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5.9 Transferability of Awards

     During the lifetime of the awardee, awards under this Plan will be exercisable only by the awardee and will not be assignable or transferable by the awardee other than by will or by the laws of descent and distribution following the awardee's death. However, if and to the extent that the Committee so authorizes at the time an award is granted or amended, an option or other award may, (i) in connection with a gift or a qualified domestic relations order, be assigned in whole or in part during the awardee's lifetime to one or more members of the awardee's family or to a trust, foundation or other entity in which one or more such family members has more than fifty percent (50%) of the beneficial interest and (ii) be assigned in whole or in part during the awardee's lifetime to a third party. Rights under the assigned portion only may be exercised by the person or persons who acquire a proprietary interest in the award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

5.10 Change in Control

     The terms and conditions (if any) that will apply to any award granted under this Plan in the case of a change in control of the Company shall be determined by the Committee, in its sole discretion, and shall be set forth in the individual award agreements or other instruments to which awards under the Plan are subject.

                                 ANNUAL MEETING
                                       OF
                        AMERON INTERNATIONAL CORPORATION

                            Wednesday, March 24, 2004
                            The Pasadena Hilton Hotel
                                    9:00 a.m.
                             The California Ballroom
                           150 South Los Robles Avenue
                               Pasadena, CA 91101

Your vote is important to us. Please detach the proxy card below, and sign, date and mail it using the enclosed reply envelope, at your earliest convenience, even if you plan to attend the meeting. Your vote is held in confidence by our outside tabulator, Automatic Data Processing.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

================================================================================

                        Ameron International Corporation
             245 South Los Robles Avenue, Pasadena, California 91101

P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS

R The undersigned hereby appoints James S. Marlen, Javier Solis and Gary Wagner, and each of them, with full power of substitution in each, proxies
O to vote all the shares of Ameron International Corporation ("Ameron") Common Stock which the undersigned may be entitled to vote at the Annual
X Meeting of Stockholders to be held March 24, 2004, and at any adjournments thereof, upon the matters stated on the reverse side, as specified and in
Y their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2, 3 and 4.

================================================================================

[LOGO]                                                                             VOTE BY INTERNET - www.proxyvote.com
AMERON                                                                             Use the Internet to transmit your voting
INTERNATIONAL                                                                      instructions and for electronic delivery of
                                                                                   information up until 11:59 P.M. Eastern Time the
AMERON INTERNATIONAL CORPORATION                                                   day before the cut-off date or meeting date. Have
245 SOUTH LOS ROBLES AVENUE                                                        your proxy card in hand when you access the web
PASADENA, CALIFORNIA 91101                                                         site and follow the instructions to obtain your
                                                                                   records and to create an electronic voting
                                                                                   instruction form.

                                                                                   VOTE BY PHONE - 1-800-690-6903
                                                                                   Use any touch-tone telephone to transmit your
                                                                                   voting instructions up until 11:59 P.M. Eastern
                                                                                   Time the day before the cut-off date or meeting
                                                                                   date. Have your proxy card in hand when you call
                                                                                   and then follow the instructions.

                                                                                   VOTE BY MAIL -
                                                                                   Mark, sign and date your proxy card and return it
                                                                                   in the postage-paid envelope we've provided or
                                                                                   return to Ameron International Corporation, c/o
                                                                                   ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     AMRINC            KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
====================================================================================================================================
AMERON INTERNATIONAL CORPORATION
   The Board of Directors recommends a vote
   FOR Proposals 1, 2, 3 and 4.
                                                                                For  Withhold  For All   To withhold authority to
   Election of Directors.                                                       All     All     Except   vote, mark "For All Except"
                                                                                                         and write the nominee's
   1. Nominees:                                                                 [ ]     [ ]       [ ]    number on the line below.

      01) J. Michael Hagan, 02) Terry L. Haines, 03) Dennis C. Poulsen                                   ___________________________

   Vote On Proposals                                    For  Against  Abstain
   2. Ratify the appointment of PricewaterhouseCoopers
      LLP, independent public accountants.              [ ]    [ ]      [ ]     NOTE: Please sign exactly as name appears hereon.
                                                                                Joint owners should each sign. When signing as
   3. Approve an amendment to the Certificate of                                attorney, executor, administrator, trustee or
      Incorporation to increase the number of           [ ]    [ ]      [ ]     guardian, please give full title as such. If signer
      shares authorized to be issued.                                           is a corporation, please sign full corporate name by
                                                                                duly authorized officer.
   4. Approve the 2004 Stock Incentive Plan.            [ ]    [ ]      [ ]

   Please indicate if you plan to attend this meeting   [ ]    [ ]


                                                         YES    NO

----------------------------------------------------------                    ------------------------------------------------

==========================================================                    ================================================
Signature [PLEASE SIGN WITHIN BOX]          Date                              Signature (Joint Owners)          Date

====================================================================================================================================